                                                                   EXHIBIT 10.11

THIS JUNIOR SUBORDINATED UNSECURED PROMISSORY NOTE (THIS "SUBORDINATED NOTE") WAS ORIGINALLY ISSUED ON JULY 1, 1999, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, OTHERWISE DISPOSED OF OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE OR OTHER SECURITIES LAW OR AN EXEMPTION FROM SUCH REGISTRATION AND EXCEPT IN COMPLIANCE WITH SECTION 11 HEREOF.


                                   MUZAK LLC

           15% JUNIOR SUBORDINATED UNSECURED PROMISSORY NOTE DUE 2007


July 1, 1999                                                          $3,000,000


          MUZAK LLC, a Delaware limited liability company (the "Company"), for
                                                                -------
value received, hereby promises to pay, in immediately available funds, to the Subordinated Payee (as defined herein), the principal amount of Three Million Dollars ($3,000,000) (such amount, the "Original Principal Amount"), on June 30,
                                        -------------------------
2007 (the "Maturity Date") together with interest thereon calculated from the
           -------------
date hereof in accordance with the provisions contained herein. The initial Subordinated Payee is MEM Holdings, LLC.

          1.   Payment of Principal.  Subject to the provisions of Section 10:
               --------------------

          (a)  Scheduled Payment.  The Company will pay the entire unpaid
               -----------------
principal amount of this Subordinated Note on the Maturity Date.

          (b)  Optional Prepayment.  The Company may prepay the principal amount
               -------------------
of this Subordinated Note, in whole or in part (together with all interest accrued thereon), at any time and from time to time, without premium or penalty.

          2.   Interest.  Subject to the provisions of Section 10, interest will
               --------
accrue at the rate of fifteen percent (15%) per annum (computed on the basis of a 360-day year and the actual number of days elapsed in any year) on the unpaid principal amount of this Subordinated Note outstanding from time to time during the applicable period, and will be payable on the Maturity

Date. Prior to the Maturity Date, any accrued interest which is not paid as of any March 31, June 30, September 30 or December 31 (each, an "Interest
                                                              --------
Accumulation Date") will thereafter bear interest at the rate of fifteen percent
-----------------
(15%) per annum (computed on the basis of a 365/366-day year and the actual number of days elapsed in any year) until such interest is paid or extinguished.

          3.   Events of Default.
               -----------------

          (a)  Definition. An "Event of Default" will be deemed to have occurred
               ----------      ----------------
if:

          (i) the Company fails to pay any amount of the principal of this Subordinated Note within ten Business Days after the date such principal amount becomes due and payable pursuant to the terms of this Subordinated Note, whether or not such payment shall be prohibited by Section 10; or

          (ii) the Company makes an assignment for the benefit of creditors; or an order, judgment or decree is entered by a court of competent jurisdiction adjudicating the Company bankrupt or insolvent; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company; or any such petition or application is filed against the Company and such petition or application is not dismissed within 90 days.

          (b)  Consequences of Events of Default.
               ---------------------------------

          (i) Except as provided in (b)(ii) below, and subject to the provisions of Section 10, if any Event of Default has occurred and is continuing, then, at any time after the Subordinated Payee has given five days prior written notice to any holder of Senior Indebtedness (as herein defined), the Subordinated Payee may declare (by written notice delivered to the Company) all or any portion of the outstanding principal amount of this Subordinated Note (together with all accrued interest thereon) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of this Subordinated Note and interest thereon.

          (ii) If an Event of Default under (a)(ii) above has occurred, the outstanding principal amount of this Subordinated Note (together with all accrued interest thereon) shall become due and payable without any action by the Subordinated Payee, and, subject to the provisions of Section 10, the Subordinated Payee may demand immediate payment of the outstanding principal amount of this Subordinated Note and interest thereon.

          4.   Definitions.  For purposes of this Subordinated Note, the
               -----------
following capitalized terms have the following meaning.

          "Business Day" means any day other than a Saturday, Sunday or a legal
           ------------
holiday under the laws of the State of New York.

          "Credit Agreement" means that certain Credit and Guaranty Agreement,
           ----------------
dated as of March 18, 1999, among the Company, Muzak Holdings LLC, certain subsidiaries of the Company, various lenders from time to time party thereto, Goldman Sachs Credit Partners L.P. ("GSCP"), as syndication agent, Canadian Imperial Bank of Commerce, as administrative agent, and GSCP and CIBC Oppenheimer Corp., as co-lead arrangers, as well as any related notes, guarantees, security or pledge agreements, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, refunded, restructured, replaced or refinanced (whether in one or more credit agreements, loan agreements or similar agreements providing for loans or advances to the Company or any of its subsidiaries), in whole or in part, from time to time, whether or not with the same lenders or agents and irrespective of any changes in the terms and conditions thereof, including, without limitation, changes in the borrowers or guarantors.

          "Credit Party" has the meaning specified in the Credit Agreement.
           ------------

          "Distribution of Assets" means any distribution of assets of the
           ----------------------
Company of any kind or character, including without limitation (a) a payment, purchase or other acquisition or retirement for cash, property or securities or
(b) by way of cancellation, forgiveness or offset of the indebtedness evidenced by this Subordinated Note against any indebtedness owed by the Subordinated Payee of this Subordinated Note to the Company or (c) payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of this Subordinated Note.

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

          "Senior Indebtedness" means all principal, premium (if any), interest
           -------------------
(including interest accruing on or after the filing of any Proceeding (as defined herein) relating to the Company or any Credit Party whether or not a claim for post-filing interest is allowed or allowable in any such Proceedings), fees, commissions, charges, expenses (including but not limited to expenses in connection with claims and litigation), damages, penalties, claims, reimbursement or indemnity obligations, guarantees and all other amounts or obligations payable (collectively, "Obligations") (i) under or in respect of the
                                    -----------
Credit Agreement including, without limitation, all obligations of the Company or any Credit Party in respect of interest rate agreements and hedging obligations with any lender party to the Credit Agreement (or any affiliate of any such lender), or (ii) any Obligations of the Company or its subsidiaries which is not expressly pari passu with or subordinated to this Subordinated Note, and, in each case, all renewals, extensions or refinancings thereof.

          "Subordinated Payee" means MEM Holdings, LLC, or any Permitted
           ------------------
Transferee (as defined herein); provided, that any Subordinated Payee shall cease to be a Subordinated Payee once such Subordinated Payee ceases to own any right to any principal amount of this Subordinated Note.

          A "distribution" may consist of cash, securities or other property, by set-off or otherwise.

          5.   Cancellation.  After all principal and accrued interest at any
               ------------
time owed on this Subordinated Note have been paid in full, this Subordinated Note will be surrendered to the Company for cancellation and will not be reissued.

          6.   Descriptive Headings; Governing Law.  The descriptive headings of
               -----------------------------------
the several Sections of this Subordinated Note are inserted for convenience only and do not constitute a part of this Subordinated Note. This Subordinated Note will be governed by the internal law of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of law of any jurisdiction other than the State of New York.

          7.   Business Days.  If any payment is due, or any time period for
               -------------
giving notice or taking action expires, on a day which is not a Business Day, then the payment will be due and payable on, and the time period will automatically be extended to, the next Business Day immediately following such day which is not a Business Day, and interest will continue to accrue at the required rate under this Subordinated Note until any such payment is made.

          8.   General.  This Subordinated Note and the Credit Agreement
               -------
constitute the entire agreement among the parties with respect to the subject matter hereof; supersede any and all prior understandings relating to such subject matter; and will be binding upon and inure to the benefit of the parties and their respective successors and assigns.

          9.   Waiver of Jury Trial.  THE COMPANY (AND, BY ITS ACCEPTANCE OF
               --------------------
THIS SUBORDINATED NOTE, THE SUBORDINATED PAYEE HEREOF) HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS SUBORDINATED NOTE OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

          10.  Subordination.
               -------------

          (a)  Extent of Subordination.  The Company covenants and agrees, and
               -----------------------
the Subordinated Payee by accepting this Subordinated Note covenants and agrees, that (1) the indebtedness evidenced by this Subordinated Note, including, but not limited to, the payment of principal of, premium, if any, and interest on, this Subordinated Note, and any other payment Obligation of the Company in respect of this Subordinated Note (including any obligation to repurchase this Subordinated Note), is subordinated and junior in right of payment, to the extent and in the manner provided in this Section 10, to the prior indefeasible payment and satisfaction in full in cash of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) and (2) the subordination is for the benefit of and shall be enforceable by all holders of Senior Indebtedness. Until the Senior Indebtedness shall have been indefeasibly paid in full in cash, (A) no payment or distribution on account of principal of, or premium or interest on, or any other Obligation with respect to, this Subordinated Note or any judgment with respect hereto (and no payment or distribution on account of the purchase or redemption or other acquisition of this Subordinated Note) shall be made by or on behalf of the Company or any other Credit Party and (B) the Subordinated Payee may not (x) demand, collect or receive any payment or distribution on account of principal of, or premium or interest on, or any other Obligation with respect to, this Subordinated Note, (y) accelerate the Maturity Date or the maturity of all or any portion of the subordinated indebtedness or other Obligations owed pursuant to this Subordinated Note or (z) seek any other remedy allowed at law or in equity to collect or enforce on all or any portion of the subordinated indebtedness or other Obligations owed pursuant to this Subordinated Note.

          (i) In the event that the Subordinated Payee receives any payment or distribution with respect to this Subordinated Note at a time when such payment or distribution is prohibited by this Section 10, such payment or distribution shall be held by the Subordinated Payee, in trust for the benefit of, and shall be immediately paid forthwith over or delivered and transferred to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representative as their respective interests may appear to the extent necessary to pay all Senior Indebtedness in full, in cash. In the event of the failure of the Subordinated Payee to endorse or assign such payment or distribution, each holder of Senior Indebtedness is hereby irrevocably authorized to endorse or assign the same.

          (ii) Upon any Distribution of Assets of the Company or upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or other similar proceeding, or upon any assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Company, whether voluntary or involuntary or otherwise (each, a "Proceeding"):
                         ----------

               1) holders of Senior Indebtedness shall first be entitled to receive indefeasible payment in full in cash of such Senior Indebtedness (whenever arising and including interest after the commencement of any such Proceeding at the rate specified in the Senior Indebtedness, whether or not a claim for such interest would be allowed in such Proceeding) before the Subordinated Payee shall be entitled to receive any payment on account of any Obligation with respect to this Subordinated Note, whether as principal, interest or otherwise; and

               2) any payment by, or on behalf of, or Distribution of Assets of, the Company of any kind or character, whether in cash, property or securities, to which the Subordinated Payee would be entitled except for the provisions of this Section 10 shall be paid or delivered by the Person making such payment or distribution

          (whether the Company, a trustee in bankruptcy, a receiver, custodian or liquidating trustee or other Person) directly to holders of Senior Indebtedness as their interests may appear, until the indefeasible payment in full in cash of all Senior Indebtedness.

          (iii) The Company will not give, or permit to be given, and the Subordinated Payee will not receive, accept or demand, (i) any security of any nature whatsoever for any indebtedness evidenced by this Subordinated Note, whether principal or interest, on any property or assets, whether now existing or hereafter acquired, of the Company or any subsidiary thereof or
     (ii) any guarantee, of any nature whatsoever, by the Company or any subsidiary thereof, of any indebtedness evidenced by of this Subordinated Note, whether principal or interest.

          (iv) The Subordinated Payee agrees not to file, or to join with any other creditors of the Company or any Credit Party in filing, any petition commencing any Proceeding. The Subordinated Payee further agrees, to the fullest extent permitted under applicable law, that it will not cause the Company or any Credit Party to file any petition commencing any Proceeding until all Senior Indebtedness has been indefeasibly paid in full in cash.

          (v) To the extent any payment of or distribution in respect of Senior Indebtedness (whether by or on behalf of the Company or any Credit Party, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay the Senior Indebtedness is declared to be fraudulent, invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

          (vi) The holders of the Senior Indebtedness shall be entitled pro rata in accordance with the priorities then existing among such holders to vote all claims of the Subordinated Payee in respect of this Subordinated
     Note in connection with a Proceeding. Notwithstanding the foregoing, in the event that the holders of the Senior Indebtedness shall allow the Subordinated Payee to retain the right to vote and otherwise act in a Proceeding (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), the Subordinated Payee shall not vote with respect to any such plan or take any other action in any way so as to contest (x) the validity of any liens or security interests granted to, or for the benefit of, the holders of the Senior Indebtedness, (y) the relative rights and duties of the holders of the Senior Indebtedness established in the Credit Agreement with respect to such liens and security interests or (z) the enforceability of the Credit Agreement or these subordination provisions.

          (vii) In connection with any Proceeding, the Subordinated Payee irrevocably authorizes the holders of the Senior Indebtedness or any of them, to demand, sue for, collect and receive all payments and distributions to the extent required in this Section 10(a), to give acquittance therefor and to take such other actions as such holders of the Senior Indebtedness may deem necessary or advisable for the enforcement of these subordination provisions. The Subordinated Payee further agrees duly and promptly to take such action as may be requested at any time or from time to time by the holders of the Senior Indebtedness, to file appropriate proofs of claim in respect of the Subordinated Note and to execute and deliver such powers of attorney, assignments or proofs of claim or other instruments as may be requested by the holders of the Senior Indebtedness, all as may be necessary or advisable to enable such holders of the Senior Indebtedness to enforce any and all claims upon or in respect of this Subordinated Note and to receive any and all payments or distributions to the extent required in this Section 10(a).

          (b)   Waivers and Consents.
                --------------------

          (i) The Subordinated Payee waives the right to compel that any collateral or any other property of the Company or the property of any guarantor of any Senior Indebtedness or any other Person be applied in any particular order to discharge such Senior Indebtedness. The Subordinated Payee expressly waives the right to require holders of Senior Indebtedness to proceed against the Company, any collateral or any guarantor of any Senior Indebtedness or any other Person, or to pursue any other remedy in any such holder's power which the Subordinated Payee cannot pursue and which would lighten the Subordinated Payee's burden, notwithstanding that the failure of any holder of Senior Indebtedness to do so may thereby prejudice the Subordinated Payee. The Subordinated Payee agrees that it shall not be discharged, exonerated or have its obligations hereunder to any holder of Senior Indebtedness reduced by any such holder's delay in proceeding against or enforcing any remedy against the Company, any collateral or any guarantor of any Senior Indebtedness or any other Person; by any holder of Senior Indebtedness releasing the Company, any collateral or any guarantor of any Senior Indebtedness or any other Person from all or any part of such Senior Indebtedness; or by the discharge of the Company, any collateral or any guarantor of any Senior Indebtedness or any other Person by operation of law or otherwise, with or without the intervention or omission of a holder of Senior Indebtedness. Any holder's of Senior Indebtedness vote to accept or reject any plan of reorganization relating to the Company, any collateral, or any guarantor of such Senior Indebtedness or any other Person, or any holder's of Senior Indebtedness receipt on account of all or part of any Senior Indebtedness of any cash, property or securities distributed in any Proceeding, shall not discharge, exonerate or reduce the obligations of the Subordinated Payee hereunder to any holder of Senior Indebtedness.

          (ii) The rights under these subordination provisions of the holders of any Senior Indebtedness as against the Subordinated Payee shall remain in full force and effect without regard to, and shall not be impaired or affected by: (A) any act or failure to act on the part of the Company; (B) any extension, renewal or indulgence in respect of any payment or prepayment of Senior Indebtedness or any part thereof or in respect of any other amount payable to any holder of Senior Indebtedness; (C) any amendment, modification or waiver of, or addition or supplement to, or deletion from, or compromise, release, consent or other action in respect of, any of the terms of Senior Indebtedness or any other agreement which may be made relating to Senior Indebtedness; (D) any exercise or non-exercise by the holders of Senior Indebtedness of any right, power, privilege or remedy under or in respect of the Senior Indebtedness or these subordination provisions or any waiver of any such right, power, privilege or remedy or of any default in respect of the Senior Indebtedness or these subordination provisions, or any receipt by the holders of Senior Indebtedness of any securi ty, or any failure by such holder to perfect a security interest in, or any release by such holder of, any security for the payment of the Senior Indebtedness; (E) any merger or consolidation of the Company or any of its subsidiaries into or with any other Person, or any sale, lease or transfer of any or all of the assets of the Company or any of its subsidiaries to any other Person; or (F) or absence of any notice to, or knowledge by, the Subordinated Payee of the existence or occurrence of any of the foregoing matters or events.

          (iii) The Subordinated Payee waives all rights and defenses arising out of an election of remedies by any holder of Senior Indebtedness, even though that election of remedies, including without limitation any nonjudicial foreclosure with respect to security for such Senior Indebtedness, has impaired the value of the Subordinated Payee's rights of subrogation, reimbursement or contribution against the Company or any guarantor of any Senior Indebtedness or any other Person. The Subordinated Payee expressly waives any rights or defenses it may have by reason of protection afforded to the Company or any guarantor of any Senior Indebtedness or any other Person with respect to such Senior Indebtedness pursuant to any anti-deficiency laws or other laws of similar import which limit or discharge the principal debtor's indebtedness upon judicial or nonjudicial foreclosure of real property or personal property collateral for any Senior Indebtedness.

          (iv) The Subordinated Payee agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of any Senior Indebtedness made by a holder thereof may be rescinded in whole or in part by such holder, and any Senior Indebtedness may be continued, and such Senior Indebtedness, or the liability of the Company or any of its subsidiaries or any other guarantor or any other party upon or for any part thereof, or any collateral or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered or released by the holders of such Senior Indebtedness, in each case without notice to or further assent by the Subordinated Payee and without impairing, abridging, releasing or affecting the subordination provided for herein.

          (v) The Subordinated Payee waives any and all notice of the creation, renewal, extension or accrual of any Senior Indebtedness and notice of or proof of reliance by any holder of Senior Indebtedness upon the provisions of this Section 10. Any Senior Indebtedness shall be deemed conclusively to have been created, contracted or incurred and the consent given to create the obligations of the Company in respect of this Subordinated Note in reliance upon the provisions of this Section 10, and all dealings between the Company and any holder of Senior Indebtedness shall be deemed to have been consummated in reliance upon the provisions of this Section 10. The Subordinated Payee waives notice of or proof of reliance on the provisions of this Section 10 and protest, demand for payment and notice of default.

          (c)   Waiver of Claims.
                ----------------

          (i) To the maximum extent permitted by law, the Subordinated Payee waives any claim it might have against any holder of Senior Indebtedness with respect to, or arising out of, any action or failure to act or any requirement of diligence on the part of any holder of Senior Indebtedness or any requirement on the part of any holder of Senior Indebtedness to mitigate damages resulting from any default under such Senior Indebtedness or any error of judgment, negligence or mistake or oversight whatsoever on the part of any holder of Senior Indebtedness or its directors, officers, employees or agents with respect to any exercise of rights or remedies under the agreements governing or relating to such Senior Indebtedness.

          (ii) The Subordinated Payee, for itself and on behalf of its successors and assigns, hereby waives any and all now existing or hereafter arising rights it may have to require any holder of Senior Indebtedness to marshal assets for the benefit of the Subordinated Payee, or to otherwise direct or receive notice of the timing, order or manner of any sale, collection or other enforcement of any collateral. The holders of Senior Indebtedness are under no duty or obligation, and the Subordinated Payee hereby waives any right it may have to compel any holder of Senior Indebtedness, to pursue any guarantor or other Person who may be liable for such Senior Indebtedness, or to enforce any lien or security interest in any collateral.

          (iii) The Subordinated Payee hereby waives and releases all rights which a guarantor or surety with respect to any Senior Indebtedness could exercise.

          (iv) The Subordinated Payee hereby waives any duty on the part of any holder of Senior Indebtedness to disclose to it any fact known or hereafter known by such holder relating to the operation or financial condition of the Company or any guarantor of such Senior Indebtedness or their respective businesses.

          (v) The Subordinated Payee unconditionally waives (A) notice of any of the matters referred to in Section 10(b) and this Section 10(c), (B) to the extent permitted by law, all notices which may be required, whether by statute, rule of law or otherwise, to preserve intact any rights of any holder of any Senior Indebtedness against the Company, including, without limitation, any demand, presentment and protest, proof of notice of nonpayment under any Senior Indebtedness and notice of any failure on the part of the Company to perform and comply with any covenant, agreement, term or condition of the Senior Indebtedness, (C) any right to the enforcement, assertion or exercise by any holder of any Senior Indebtedness of any right, power, privilege or remedy conferred in such Senior Indebtedness or otherwise, and (D) any notice of any sale, transfer or other disposition of any Senior Indebtedness by any holder thereof.

          (d)   Relative Rights.  This Section 10 defines the relative rights of
                ---------------
the Subordinated Payee and holders of Senior Indebtedness. Nothing in this Subordinated Note shall: (i) impair, as between the Company and the Subordinated Payee, the obligation of the Company which is absolute and unconditional, to pay principal of, premium, if any, and interest on this Subordinated Note in accordance with its terms; or (ii) affect the relative rights of the Subordinated Payee and creditors of the Company other than their rights in relation to holders of Senior Indebtedness.

          (e)   Subrogation.  The Subordinated Payee shall not have any
                -----------
subrogation or other rights as the holder of Senior Indebtedness, and the Subordinated Payee hereby waives all such rights of subrogation and all rights of reimbursement or indemnity whatsoever and all rights of recourse to any security for any Senior Indebtedness, until such time as all the Senior Indebtedness shall be indefeasibly paid in full in cash and all of the Obligations of the Credit Parties under the Senior Indebtedness shall have been duly performed. From and after the time at which all Senior Indebtedness has been indefeasibly paid in full in cash, the rights of the Subordinated Payee shall be subrogated to all rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until the subordinated amounts due pursuant to the Subordinated Note shall have been indefeasibly paid in full in cash, and for the purposes of such subrogation, no payment or distribution received by the holders of Senior Indebtedness of cash, securities or other property to which the Subordinated Payee would have been entitled except for these subordination provisions shall, as between the Company and its creditors other than the holders of Senior Indebtedness, on the one hand, and the Subordinated Payee, on the other, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

          (f)   Authorization to Effect Subordination.  The Subordinated Payee
                -------------------------------------
by its acceptance of this Subordinated Note authorizes and directs the holders of Senior Indebtedness to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Section (including, without limitation, to demand, sue for, collect and receive all payments and distributions), and appoints the holders of Senior Indebtedness to act as their attorney-in-fact for any and all such purposes, including, upon the occurrence of any Proceeding as set forth in Section 10(a).

          11.  Transferability and Assignment.  A Subordinated Payee may not
               ------------------------------
transfer, sell, pledge, convey, assign or otherwise dispose of ("Transfer") this
                                                                 --------
Subordinated Note to any other Person without (a) the prior written consent of the Company's Board of Directors, (b) first delivering to the Company (i) an opinion of counsel reasonably acceptable in form and substance to the

Company (which counsel must be reasonably acceptable to the Company) that registration under the Securities Act, or any state or other securities law is not required in connection with such Transfer and (ii) a written joinder to this Subordinated Note by the proposed transferee pursuant to which such proposed transferee shall agree to be bound by the provisions of this Subordinated Note, including Section 10 and (c) so long as any Senior Indebtedness remains outstanding, the prior written consent of the holders of Senior Indebtedness or any representative of such holders authorized to give a consent to such joinder and such transferee. Any transferee executing and delivering such a joinder and thereafter acquiring this Subordinated Note in accordance with the preceding sentence shall be referred to herein as a "Permitted Transferee". Any Transfer or attempted Transfer of this Subordinated Note in violation of any provision of this Subordinated Note shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of this Subordinated Note as the owner of this Subordinated Note for any purpose.

          12.  Counterparts.  This Subordinated Note may be executed in separate
               ------------
counter parts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          13.  Usury Laws.   It is the intention of the Company and the
               ----------
Subordinated Payee to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Subordinated Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Subordinated Note is accelerated by reason of an election by the holder hereof resulting from an Event of Default, voluntary prepayment by the Company or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the Subordinated Payee either be rebated to the Company or credited on the principal amount of this Subordinated Note, or if this Subordinated Note has been paid, then the excess shall be rebated to the Company. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Subordinated Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Subordinated Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of this Subordinated Note, or if this Subordinated Note has been repaid, then such excess shall be rebated to the Company.

          14.  No Strict Construction.  The parties hereto have participated
               ----------------------
jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          15.  Amendments; Waivers.  So long as any Senior Indebtedness remains
               -------------------
outstanding, no amendment or modification to or waiver of any provisions of, or the definitions of any terms appearing in, Section 10, or to or of any other provision of this Subordinated Note may be made that affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness, or any representative of such holders authorized to give a consent, consent to such amendment, modification or waiver; provided, however,
                                                            --------  -------
that this Subordinated Note may be amended to increase the Original Principal Amount by an additional amount not to exceed $5,000,000 without the consent of the holders of Senior Indebtedness.

          IN WITNESS WHEREOF, the Company has executed and delivered this Junior Subordinated Unsecured Promissory Note on the date specified above.


                                           MUZAK LLC


                                           By:_______________________________
                                              Name:  Royce Yudkoff
                                              Title: Vice President



Accepted and Agreed to:

MEM HOLDINGS, LLC



By:___________________________________
   Name:  Peni Garber
   Title: Executive Vice President